Exhibit 99.1

DiaMedica Therapeutics Reports First Quarter 2026

Financial Results and Provides Business Highlights

●	DM199 Preeclampsia Phase 2 Investigator-Sponsored Trial (IST) Part 1a Expansion Cohort Enrolling, Updated Dataset Expected 2Q 2026

●	ReMEDy2 Phase 2/3 AIS Trial of DM199 Surpassed 70% of Required Interim Enrollment; Interim Analysis planned in 4Q 2026

●	$51.3 million in Cash, Cash Equivalents and Investments, Anticipated Runway through 2027

●	Conference Call and Webcast on May 7 at 8:00 AM ET / 7:00 AM CT

Minneapolis, Minnesota – May 6, 2026 (Business Wire) – DiaMedica Therapeutics Inc. (Nasdaq: DMAC), a clinical-stage biopharmaceutical company focused on developing novel treatments for preeclampsia (PE), fetal growth restriction (FGR) and acute ischemic stroke (AIS), today provided a business update and reported financial results for the quarter ended March 31, 2026. Management will host a conference call on Thursday, May 7, 2026, at 8:00 AM Eastern Time / 7:00 AM Central Time to discuss the Company’s business update and first quarter 2026 financial results.

“We continue to focus on moving our clinical programs forward. Looking ahead, we anticipate four separate preeclampsia data readouts and a readout from our fetal growth restriction trial between now and the end of 2027. Collectively, these datasets are anticipated to inform dose selection for a potential multi-national Phase 3 program in early-onset preeclampsia. We will also weigh the risks and advantages of providing interim updates as clinically meaningful data emerges ahead of formal readouts,” stated Rick Pauls, President and Chief Executive Officer of DiaMedica Therapeutics. "In acute ischemic stroke, ReMEDy2 has surpassed 70% of the required enrollment for, and we are now focused on completing, the interim analysis in the fourth quarter of 2026, which will determine the final number of participants required to complete the study.”

Corporate Highlights

Preeclampsia - Phase 2 IST Clinical Trial:

●	Part 1 Late-Onset Preeclampsia:

o	DM199 dose-escalation extension cohort: 12 participants with results anticipated in the second quarter of 2026.
o	DM199 continuous IV dosing cohort: dosing until delivery in up to 30 PE participants.

●	Part 2 Early-Onset Preeclampsia:

o	DM199 SC dosing every 3 days in PE subjects until delivery, in up to 30 participants with three dose levels identified in the dose-escalation cohort.

Fetal Growth Restriction – Phase 2 IST Clinical Trial:

●	Part 3 Early-onset fetal growth restriction:
o	DM199 Initial IV/SC loading doses followed by repeated SC dosing every 3 days in up to 30 participants with three dose levels identified in the dose-escalation cohort.

Early-Onset Preeclampsia - Phase 2 Clinical Trial:

●

Open-label, dose-range finding in participants with early-onset preeclampsia to be conducted in North America (United States & Canada) and the United Kingdom (UK) to evaluate safety, early signals of efficacy and selection of an optimal dose regimen for phase 3 trial. These participants are candidates for expected management or prolongation of pregnancy.

●	Sites have been selected in Canada after having received approval from Health Canada. First patient is anticipated to be dosed before the end of 2026.

●

Preliminary results of the rabbit study suggest that the animals developed an antibody response to DM199, a humanized recombinant protein, preventing us from completing the requested embryo-fetal development and pre- and postnatal development (ePPND) study in the rabbit model. We have proposed to the FDA performing the ePPND study in a second rodent model and are awaiting the FDA’s response.

●	A clinical trial application (CTA) to expand this Phase 2 trial to include sites in the U.K. is planned to be filed in the second quarter of 2026.

Acute Ischemic Stroke ReMEDy2 Phase 2/3 Clinical Developments:

●	Enrollment in DiaMedica’s Phase 2/3 ReMEDy2 (the ReMEDy2 trial – NCT065216) trial has surpassed 70% of the required enrollment.

●	Interim analysis remains planned for completion in the fourth quarter of 2026.

Financial Results Highlights for the First Quarter Ended March 31, 2026

●

Cash Position and Runway – Cash and short-term investments were $51.3 million as of March 31, 2026, compared to $59.9 million as of December 31, 2025.The Company anticipates its current cash and short-term investments will be sufficient to fund its planned clinical studies and support corporate operations through 2027.

●

Cash Flows – Net cash used in operating activities was $9.1 million for the three months ended March 31, 2026, compared to $7.1 million for the same period in the prior year. The increase in cash used in operating activities resulted primarily from the increased net loss in the current quarter ended March 31, 2026 as compared with the prior year period.

●

Research and Development (R&D) – R&D expenses were $8.0 million for the three months ended March 31, 2026, compared to $5.7 million for the three months ended March 31, 2025. This increase was driven primarily by the continuation of the ReMEDy2 clinical trial and its global expansion; the expansion of the clinical team; and costs related to additional reproductive toxicity testing being performed in support of the Company’s PE program in the United States. These increases were partially offset by net cost reductions in manufacturing development activity related to work performed and completed in the prior year period. DiaMedica expects that R&D expenses will moderately increase in future periods relative to recent prior periods as it continues the ReMEDy2 trial and its clinical development program in PE and FGR.

●

General and Administrative (G&A) – G&A expenses were $2.5 million for the three months ended March 31, 2026 and 2025. While small changes occurred within a number of expense categories, the differences were not material individually or in the aggregate, and the overall net changes offset each other. DiaMedica expects G&A expenses to remain relatively consistent in future periods.

●	Net Loss – Net loss was $10.0 million for the three months ended March 31, 2026, compared to $7.7 million for the three months ended March 31, 2025.

Conference Call and Webcast Information

Management will host a conference call and webcast to discuss its business update and first quarter 2026 financial results on Thursday, May 7, 2026, at 8:00 AM Eastern Time / 7:00 AM Central Time:

Date:	Thursday, May 7, 2026
Time:	8:00 AM EDT / 7:00 AM CDT
Web access:	https://app.webinar.net/nG3yPzRP7wk
Dial In:	(646) 357-8766
Conference ID:	6195397

Interested parties may access the conference call by dialing in or listening to the simultaneous webcast. Listeners should log on to the website or dial in 15 minutes prior to the call. The webcast will remain available for play back on the Company’s website, under investor relations - events and presentations, following the earnings call and for 12 months thereafter. A telephonic replay of the conference call will be available until May 14, 2026, by dialing (800) 770-2030 (US Toll Free) and entering the replay passcode: 6195397#.

About DiaMedica Therapeutics Inc.

DiaMedica Therapeutics Inc. is a clinical stage biopharmaceutical company committed to improving the lives of people suffering from serious ischemic diseases with a focus on preeclampsia, fetal growth restriction, and acute ischemic stroke. DiaMedica’s lead candidate DM199 is the first pharmaceutically active recombinant (synthetic) form of the KLK1 protein, an established therapeutic modality in Asia for the treatment of acute ischemic stroke, preeclampsia and other vascular diseases. For more information visit the Company’s website at www.diamedica.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and forward-looking information that are based on the beliefs of management and reflect management’s current expectations. When used in this press release, the words “anticipate,” “believe,” “continue,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” or “will,” the negative of these words or such variations thereon or comparable terminology and the use of future dates are intended to identify forward-looking statements and information. The forward-looking statements and information in this press release include statements regarding the timing, nature and requirements for regulatory applications and approvals, including its application for an IND for the study of DM199 as a treatment for preeclampsia and fetal growth restriction and its conducting a Phase 2 trial in these indications; continued ReMEDy2 trial enrollment and timing of the interim analysis; anticipated clinical benefits and success of DM199 for the treatment of preeclampsia, fetal growth restriction and acute ischemic stroke; future R&D and G&A expenses and the Company’s projected cash runway. By their nature, forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements, or other future events, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Applicable risks and uncertainties include, among others, risks and uncertainties relating to the timing and outcomes of non-clinical studies; risks and uncertainties relating to the timing of studies and trials; risks and uncertainties relating to the clinical expansion into preeclampsia and associated trials; the risk that existing preclinical and clinical data may not be predictive of the results of ongoing or later clinical trials; DiaMedica’s plans to develop, obtain regulatory approval for and commercialize its DM199 product candidate for the treatment of preeclampsia, fetal growth restriction, and acute ischemic stroke and its expectations regarding the benefits of DM199; DiaMedica’s ability to conduct successful clinical testing of DM199 and within its anticipated parameters, site activations, enrollment numbers, costs and timeframes; the perceived benefits of DM199 over existing treatment options; the potential direct or indirect impact of hospital and medical facility staffing shortages, increased tariffs and worldwide global supply chain shortages on DiaMedica’s business and clinical trials, including its ability to meet its site activation and enrollment goals; DiaMedica’s reliance on collaboration with third parties to conduct clinical trials; DiaMedica’s ability to continue to obtain funding for its operations, including funding necessary to complete current and planned clinical trials and obtain regulatory approvals for DM199 for preeclampsia, fetal growth restriction, and acute ischemic stroke; and the risks identified under the heading “Risk Factors” in DiaMedica’s annual report on Form 10-K for the fiscal year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (SEC) and subsequent SEC reports, including our most recent quarterly report on Form 10-Q. The forward-looking information contained in this press release represents the expectations of DiaMedica as of the date of this press release and, accordingly, is subject to change after such date. Readers should not place undue importance on forward-looking information and should not rely upon this information as of any other date. While DiaMedica may elect to, it does not undertake to update this information at any particular time except as required in accordance with applicable laws.

Contact:

Scott Kellen

Chief Financial Officer

Phone: (763) 496-5118
skellen@diamedica.com

For Investor Inquiries:
Mike Moyer
Managing Director, LifeSci Advisors, LLC

Phone: (617) 308-4306
mmoyer@lifesciadvisors.com

Media Contact:
Madelin Hawtin
LifeSci Communications

mhawtin@lifescicomms.com

DiaMedica Therapeutics Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Operating expenses:
Research and development	$7,987	$5,656
General and administrative	2,495	2,488
Operating loss	(10,482)	(8,144)

Other income, net	447	443

Loss before income tax expense	(10,035)	(7,701)

Income tax expense	(7)	(6)

Net loss	(10,042)	(7,707)

Other comprehensive loss
Unrealized loss on marketable securities	(76)	(18)

Net loss and comprehensive loss	$(10,118)	$(7,725)

Basic and diluted net loss per share	$(0.19)	$(0.18)
Weighted average shares outstanding – basic and diluted	53,793,490	42,843,938

DiaMedica Therapeutics Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

(Unaudited)

	March 31, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,868	$15,647
Marketable securities	46,463	44,243
Prepaid expenses and other assets	731	481
Amounts receivable	301	258
Total current assets	52,363	60,629

Non-current assets:
Deferred offering costs	400	400
Operating lease right-of-use asset, net	175	197
Property and equipment, net	142	145
Total non-current assets	717	742

Total assets	$53,080	$61,371

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,293	$1,475
Accrued liabilities	2,340	3,545
Operating lease obligation	104	101
Finance lease obligation	11	11
Total current liabilities	5,748	5,132

Non-current liabilities:
Operating lease obligation	96	124
Finance lease obligation	1	4
Total non-current liabilities	97	128

Shareholders’ equity:
Common shares, no par value; unlimited authorized; 53,883,345 and 53,742,370 shares issued and outstanding, as of March 31, 2026 and December 31, 2025, respectively	—	—
Paid-in capital	230,071	228,829
Accumulated other comprehensive income (loss)	(26)	50
Accumulated deficit	(182,810)	(172,768)
Total shareholders’ equity	47,235	56,111
Total liabilities and shareholders’ equity	$53,080	$61,371

DiaMedica Therapeutics Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(10,042)	$(7,707)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	822	867
Amortization of discounts on marketable securities	(190)	(261)
Non-cash lease expense	22	20
Depreciation	11	11
Changes in operating assets and liabilities:
Amounts receivable	(43)	(17)
Prepaid expenses and other assets	(250)	(422)
Deposits	—	1,108
Accounts payable	1,818	567
Accrued liabilities and operating lease liabilities	(1,230)	(1,315)
Net cash used in operating activities	(9,082)	(7,149)

Cash flows from investing activities:
Purchase of marketable securities	(18,896)	(6,866)
Maturities of marketable securities	16,790	13,500
Purchase of property and equipment	(8)	(12)
Net cash provided by (used in) investing activities	(2,114)	6,622

Cash flows from financing activities:
Proceeds from the exercise of stock options	420	94
Principal payments on finance lease obligations	(3)	(3)
Net cash provided by financing activities	417	91

Net decrease in cash and cash equivalents	(10,779)	(436)
Cash and cash equivalents at beginning of period	15,647	3,025
Cash and cash equivalents at end of period	$4,868	$2,589

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$6	$6